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                                                                Exhibit 99.2


EXHIBIT 2


                                                            September 21, 1999




Deutsche Bank Securities Inc.
Hambrecht & Quist LLC
SoundView Technology Group, Inc.
  As Representatives of the
    several Underwriters
c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202

           Re:  LUMINANT WORLDWIDE CORPORATION INITIAL PUBLIC OFFERING

         I am an executive officer, director and/or shareholder of Luminant Worldwide Corporation (the "Company"). I hereby agree and represent to you that, without the prior written approval of Deutsche Banc Securities Inc., I will not directly or indirectly make or cause any offering, sale, short sale, hypothecation, pledge or other disposition of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or derivative of Common Stock of the Company which I own either of record or beneficially, and of which I have the power to control the disposition, other than gifts of shares of the Company's common stock if the donee agrees in writing to be bound by the terms of this agreement, from this date to a date 180 days after the effective date of the Registration Statement, Form S-1 (File No. 333-81061) filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Notwithstanding the foregoing, this agreement will not restrict the exercise of options or warrants owned by me to purchase Common Stock of the Company. I recognize that you and the Company are relying on my representations and agreement contained hereby in entering into underwriting arrangements with respect to the offering contemplated by such Registration Statement, as amended.

                                        Very truly yours,


                                        /S/ JAMES R. COREY
                                        ------------------------
                                        JAMES B. COREY
                                        (print name)